UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2019

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTLS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2019, the Board of Directors of Chart Industries, Inc. (the “Company”) appointed Singleton McAllister to the Company’s Board of Directors. Ms. McAllister’s term will expire at the Company’s Annual Meeting of Stockholders in 2020, at which time she will stand for re-election to the Board by the Company’s stockholders. Ms. McAllister will serve on the Nominations and Corporate Governance Committee and the Compensation Committee of the Board.

Ms. McAllister is currently of counsel at Husch Blackwell, a law firm in Washington, DC, and is a senior advisor at Husch Blackwell Strategies, where she provides lobbying and government affairs counseling. Since 2001, Ms. McAllister has served as a director of Alliant Energy, a public utility holding company. Since 2018, Ms. McAllister has served as a director of Anterix Inc., a wireless communications company. Ms. McAllister was a director of United Rentals from 2004 until 2018.

Ms. McAllister was appointed by President Clinton in 1996 to serve as General Counsel of the United States Agency for International Development, where during her five-year tenure she was the chief legal advisor to 72 U.S. missions around the world. She helped draft legislation that created the African Development Foundation (“USADF”), a government agency that supports African-led development and community growth through the provision of seed capital and technical support and served as an advisory board member of the USADF for ten years.

Ms. McAllister’s compensation for her service as a director will be consistent with that of the Company’s other directors who are not employees of the Company, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2019 under the caption “Director Compensation Program,” which portion of such proxy statement is incorporated herein by reference.

In connection with her appointment as a director, the Company and Ms. McAllister entered into an indemnification agreement effective as of November 20, 2019. The indemnification agreement is the same as the indemnification agreements that the Company has entered into with each of its directors and executive officers. The rights provided to Ms. McAllister under the indemnification agreement are in addition to any other rights she may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware, or otherwise. The description of the indemnification agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. McAllister and any other persons pursuant to which Ms. McAllister was selected as a director. There have been no transactions involving the Company or any of its subsidiaries in which Ms. McAllister has or will have a direct or indirect material interest that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1

Form of Indemnification Agreement entered into by and between the Company and each of its Directors and Executive Officers, which is incorporated herein by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-1 (File No. 333-133254).

99.1	Chart Industries, Inc. News Release, dated November 21, 2019, announcing the appointment of Singleton McAllister to the Company’s Board of Directors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
(Registrant)
Date: November 21, 2019

	By:	/s/ Jillian C. Evanko
Jillian C. Evanko
Chief Executive Officer and President

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